CERTIFICATE OF INCORPORATION

                                            OF

                               XENYX TECHNOLOGY CORPORATION

FIRST: The name of the corporation is XENYX TECHNOLOGY CORPORATION (the "Corporation").

SECOND: The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is 1,000, and the par value of each of such shares is One Cent ($0.01), amounting in the aggregate to $10 of capital stock.

FIFTH:     The name and mailing address of the sole incorporator is as follows:

               Roger M. Barzun
               P.O. Box 767
               Concord, Massachusetts 01742-0767

SIXTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation; and for defining and regulating the powers of the Corporation and its directors and stockholders and are in furtherance and not in limitation of the powers conferred upon the Corporation by statute:

           (a) The election of directors need not be by written ballot.

           (b) The Board of Directors shall have the power and authority --

               (1) to adopt, amend or repeal by-laws of the Corporation, subject only to such limitation, if any, as may be from time to time imposed by law or by the by-laws;

               (2) to the full extent permitted or not prohibited by law, and without the consent of, or other action by, the stockholders, to authorize or create mortgages, pledges or other liens or encumbrances upon any or all of the assets, real, personal or mixed, and franchises of the Corporation, including after-acquired property, and to exercise all of the powers of the Corporation in connection therewith; and

               (3) subject to any provision of the by-laws, to determine whether, to what extent, at what times and places and under what conditions and regulations the accounts, books and papers of the Corporation (other

                                                                     Page 1 of 2

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                      than the stock ledger),  or any of them,  shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account, book or paper of the Corporation except as conferred by statute or authorized by the by-laws or by the Board of Directors.

SEVENTH: No director of the Corporation shall be personally liable to the Corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability; provided, however, that to the extent required from time to time by applicable law, this Article SEVENTH shall not eliminate or limit the liability of a director to the extent such liability is provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of Title 8 of the Delaware Code; or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article SEVENTH shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to the effective date of such amendment or repeal.

I, the undersigned, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts stated herein are true, and accordingly have hereunto set my hand on the date set forth below.



Date: April 23, 1996
                                                     /s/ Roger M. Barzun
                                                  -----------------------------
                                                     Roger M. Barzun

                                 Certificate of Amendment
                                          of the
                               Certificate of Incorporation
                                            of

                               XENYX TECHNOLOGY CORPORATION

                           In accordance with the provisions of
                                    Section 242 of the
                     General Corporation Law of the State of Delaware

The undersigned officers of Xenyx Technology Corporation (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, do hereby certify as follows:

FIRST: On September 23, 1996, the Board of Directors of the Corporation by unanimous written consent adopted the following resolution:

        RESOLVED:

        (a)  That   Article   FOURTH  of  the   Corporation's   Certificate   of
             Incorporation is hereby amended to read as follows:

                  "Fourth: The total number of shares of all classes of stock which the Corporation has authority to issue is fifteen million (15,000,000) shares consisting of common stock, par value one cent ($0.01) per share."

        (b)  That the foregoing proposed amendment is hereby declared advisable.

        (c) That the foregoing proposed amendment shall be submitted for approval by written consent of the sole stockholder of the Corporation.

SECOND: The amendment was approved by the sole stockholder of the Corporation on September 23, 1996.

THIRD: Accordingly, the foregoing amendment of the Corporation's Certificate of Incorporation has been duly adopted in accordance with the provisions of
        Section 242 of the General Corporation Law of the State of Delaware.

In Witness Whereof, the undersigned, have executed this Certificate of Amendment, hereby declaring and certifying that this is the act and deed of the Corporation and that the facts herein stated are true, and accordingly, we have hereunto set our hands this 27th day of September, 1996.



                                     ATTEST:
Michael F. Cibulka                                               Roger M. Barzun
President                                                        Secretary

                            Certificate of Amendment
                                     of the
                          Certificate of Incorporation
                                       of

                          XENYX TECHNOLOGY CORPORATION

            In accordance with the provisions of Section 242 of the
                General Corporation Law of the State of Delaware

The undersigned officers of Xenyx Technology Corporation (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, do hereby certify as follows:


FIRST: On October 4, 1996, the Board of Directors of the Corporation by unanimous written consent adopted the following resolution:


       "RESOLVED:

      (a) That Article FIRST of the Corporation's Certificate of Incorporation is hereby amended to read as follows:

          FIRST: The name of the corporation is EXPRESSPOINT TECHNOLOGY SERVICES, INC. (the "Corporation")"

      (b) That the foregoing proposed amendment is hereby declared advisable.

      (c) That the foregoing proposed amendment shall be submitted for approval by written consent of the sole stockholder of the Corporation."

SECOND: The amendment was approved by the sole stockholder of the Corporation on October 7, 1996

THIRD: Accordingly, the foregoing amendment of the Coporation's Certificate of Incorporation has been duly adopted in accordance with the provisions of
        Section 242 of the General Corporation Law of the State of Delaware.

In Witness Whereof, the undersigned, have executed this Certificate of Amendment, hereby declaring and certifying that this is the act and deed of the Corporation and that the facts herein stated are true, and accordingly, we have hereunto set our hands this 8th day of October, 1996.


/s/ Michael F. Cibulka                                 /s/ Roger M. Barzun
--------------------------------                ATTEST:----------------------
Michael F. Cibulka                                     Roger M. Barzun
President                                              Secretary